Exhibit 99.1

10b5-1 Option Exercise and Sales Plan

This 10b5-l Option Exercise and Sales Plan is entered into on December 14, 2020 (the "Plan"), between Mark R. Stauffer ("Stauffer") and Stephens Inc. (the "Broker").

WHEREAS, Stauffer desires to establish this Plan for the purpose of selling shares of the common stock (the "Common Stock") of Orion Group Holdings, Inc. (the "Company"), and effecting the cashless exercise of the options identified on Schedule A (the "Options") to purchase shares of the Common Stock and sell such shares.

NOW, THEREFORE, Stauffer and Broker hereby agree as follows:

1. Exercise Requirements (Amount/Price).  All Option exercises under this Plan shall be cashless exercises through Broker and shall be made in accordance with the terms of Schedule A and the other provisions of this Plan.

2.Commencement of Trading/Termination. Subject to the provisions of Schedule A, Broker shall commence the sale of Common Stock and the cashless exercises of the Options on January 18, 2021 (the "Commencement Date") and shall cease such activities upon the earlier of:

(a)close of trading on June 30, 2022;

(b)the completion of all exercises contemplated in Paragraph 1 of the Plan and the sale of all Common Stock identified on Schedule A;

(c)Broker’s receipt of written notice from Stauffer or the Company of the termination of Options;

(d)if at any time Broker determines, in its reasonable discretion, that any exercise contemplated hereunder may result in a violation or adverse consequence under the applicable securities laws, including but not limited to, Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or Rule 144 of the Securities Act of 1933, as amended (the "Act"), and Rule 10b5-1;

(e)the public announcement and closing of a merger, recapitalization, acquisition, tender or exchange offer, or other business combination or reorganization resulting in the exchange or conversion of the shares of the Company into shares of another company;

(f)written notice of termination by Stauffer, the Company, or the Broker given to the other party or parties to the Plan; and

(g)if the shares are being sold pursuant to a registration statement, upon Broker's receipt of written notice from Stauffer or the Company of the termination, expiration, suspension, or unavailability of the registration statement;

(h)The Broker's reasonable determination that:

(i)	the Plan does not comply with Rule 10b5-1 or other applicable laws;

(ii)	Stauffer or Broker has not complied with the Plan, Rule 10b5-1, or other applicable securities laws; or

Exhibit 99.1

(iii)	Stauffer has made misstatements herein or in any client representation letter to Broker.

3.Modification. This Plan may be modified by mutual agreement of the parties provided that such modification is in writing, is made in good faith, and is not part of a plan or scheme by Stauffer to evade prohibitions of Rule 10b5 of the Exchange Act or other applicable laws or regulations, and such modification is pre-cleared or acknowledged by the Company's designated legal counsel.

4.Market Disruption or other Disruption. Stauffer understands that Broker may not be able to sell the Common Stock or effect an exercise due to a market disruption, a legal, regulatory, or contractual restriction applicable to the Broker or to the relevant market, or a failure of the Company to comply with its share delivery and other obligations contained in the Company Acknowledgement attached hereto. If any sale of Common Stock or exercise cannot be executed as required by Paragraph 1 above due to a market disruption, a legal, regulatory, or contractual restriction applicable to the Broker or any other cause, Broker shall (unless Broker determines to terminate this Plan as provided in Paragraph 2 above) effect such sale or exercise as promptly as practical after the cessation or termination of such market disruption, applicable restriction, or other event provided that, any such exercise complies with the exercise requirements as provided in Paragraph 1 above.

In the event of a stock split or reverse stock split, the dollar amount at which shares are sold and number of Option shares will be automatically adjusted to the extent provided in the award notice relating to the Options.

5.	Stauffer Representation and Warranties. Stauffer represents and warrants that:

(a)Stauffer is not aware at the time of his or her execution hereof of material, nonpublic information with respect to the Company or any securities of the Company (including the Common Stock) and is entering into this Plan in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1 of the Exchange Act.

(b)Stauffer is currently able to sell shares of Common Stock in accordance with the Company's insider trading policies and Stauffer has obtained the written approval of the Company to enter into this Plan.

(c)Stauffer is currently authorized to exercise the Options with respect to the number of shares of Common Stock specified on Schedule A, and Stauffer will provide prompt written notice to Broker in the event such authorization is terminated.

(d)Stauffer shall have no authority to exercise, and shall not attempt to exercise, any influence or control over how, when, or whether to effect the sale of Common Stock or the cashless exercise of the Options hereunder.

(e)Stauffer shall not communicate any material, nonpublic information with respect to the Company or any securities of the Company (including the Common Stock and the Options) to any employees or representatives of Broker involved in the administration of this Plan or the execution of any trades hereunder.

(f)Stauffer shall complete, execute, and deliver to Broker, any Notice of Intent to Exercise forms as may be required by Broker or the Company in connection with any exercise of the Options effected

Exhibit 99.1

hereunder.

(g)Stauffer shall cause the Company to execute and deliver to Broker the Company Acknowledgement attached hereto as Exhibit A.

6.	Compliance with the Securities Laws.

(a)It is the intent of the parties that this Plan comply with the requirements of Rule 10b5- 1(c)(1)(i)(B) under the Exchange Act and this Plan shall be interpreted to comply with the requirements of Rule 10b5-1(c) under the Exchange Act.

(b)Stauffer agrees to make all filings, if any, required under Sections 13(d) and 16 of the Exchange Act.

(c)Stauffer agrees to complete, execute and deliver to Broker Forms 144 for the sales to be effected under this Plan at such times and in such numbers as Broker shall request, and, Broker agrees to file such Forms 144 on behalf of Stauffer as required by applicable law.

7.Governing Law. This Plan shall be governed by and construed in accordance with the laws of the State of Arkansas.

8.Notices. Notices of any trades under this Plan shall be delivered in accordance with Schedule B.

9.Exercise Notice to the Company. Stauffer hereby exercises (i) the Option granted to Stauffer by the Company on 8/18/11, expiring 8/10/21, and elects to purchase for $6.00 per share that number of shares of Common Stock that are exercised with respect to such Option pursuant to the parameters of Schedule A hereto; (ii) the Option granted to Stauffer by the Company on 11/20/14, expiring 11/19/24, and elects to purchase for $11.35 per share that number of shares of Common Stock that are exercised with respect to such Option pursuant to the parameters of Schedule A hereto; and (iii) the Option granted to Stauffer by the Company on 5/19/16, expiring 5/18/26, and elects to purchase for $4.94 per share that number of shares of Common Stock that are exercised with respect to such Option pursuant to the parameters of Schedule A hereto.

***SIGNATURE PAGE FOLLOWS***

Exhibit 99.1

above.

IN WITNESS WHEREOF, the undersigned have signed this Plan as of the date first written

STAUFFER:

/s/ Mark R. Stauffer

Mark R. Stauffer

*********

Account Number

BROKER:

Stephens Inc.

By: /s/ Kevin Scanlon

Its: Kevin Scanlon, EVP Private Client Group

Exhibit 99.1

Schedule A

Sale Parameters

1.	All Prices are before deducting brokerage commissions and fees,

2.	Brokerage commission will be * cents per share.

3.All exercises and sales will be subject to any applicable limitations under Rule 144 and normal principles of best execution.

4.Beginning on January 18, 2021, Stephens is authorized to begin effecting cashless exercises of the Options, subject to the following:

Options:

(a)Options exercisable into 94,773 shares of the Common Stock at an exercise price of $6.00:

(b)Options exercisable into 64,063 shares of the Common Stock at an exercise price of $11.35:

(c)Options exercisable into 40,000 shares of Common Stock at an exercise price of $4.94:

Cashless Exercise at:

$7.00 or higher

$12.35 or higher

$7.50 or higher

Except for the limitations and restrictions set forth herein (including, without limitation, any applicable volume limitations under Rule 144), there shall be no limitation on the amount of cashless exercises of the Options to be conducted on each trading day from the Commencement Date until the expiration or termination of the Plan.

5.Beginning on January 18, 2021, Stephens is authorized to begin selling the 70,000 shares of Stauffer's Common Stock that have been deposited with Stephens, subject to the following:

(a)	10,000 shares of the Common Stock to be sold at a price of $7.00 or higher
(b)	20,000 shares of the Common Stock to be sold at a price of $8.00 or higher
(c)	20,000 shares of the Common Stock to be sold at a price of $9.00 or higher
(d)	20,000 shares of the Common Stock to be sold at a price of $12.00 or higher

Except for the limitations and restrictions set forth herein (including, without limitation, any applicable volume limitations under Rule 144), there shall be no limitation on the number of such shares of the Common Stock which may be sold on any trading day from the Commencement Date until the expiration or termination of the Plan.

5.Net proceeds to be deposited into Stauffer's Stephens Inc. brokerage account.

A-1

Exhibit 99.1

Schedule B

Confirmations of all trades under the Plan or other notices shall be sent by email to the following persons:

Stauffer:

Company's Compliance Officer:

Broker:

Mark Stauffer

Email: mstauffer@orn.net

Peter R. Buchler

Email: pbuchler@orn.net

David Phillips dphillips@stephens.com

B-1

Exhibit 99.1

EXHIBIT A

COMPANY ACKNOWLEDGEMENT

To:Stephens Inc.

Orion Group Holdings, Inc. ("Company"), acting through its authorized representative signing below, hereby represents and acknowledges that:

1.)

Company has reviewed the  attached  Rule 10b5- l  Option  Exercise  and  Sales  Plan ("Plan") of Mark Stauffer ("Stauffer") and has determined that it is consistent with Company's insider trading policies and, to the best of Company's knowledge, there are  no legal, contractual or regulatory restrictions applicable to Stauffer or  Stauffer's affiliates as of the date of this representation that would prohibit Stauffer from either entering into the Plan or selling Stock pursuant to the Plan. Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Plan.

2.)

Stauffer is permitted to exercise Stauffer's vested Options and sell Stock issued upon such exercise with the cash proceeds from the sale of the Stock, commonly referred to as a "broker-assisted cashless exercise". Company verifies that Stauffer is entitled to immediately exercise the Options identified on Schedule A of the Plan, and, except to the extent expiration dates are already stated in Section 9 of the Plan, Company  will promptly inform Stephens in the event of any forfeiture, expiration, or other occurrence or condition which would cause Stauffer to be unable to exercise such Options pursuant to the Plan.

3.)

Company agrees to accept, acknowledge, and effect the exercise of the  Options  in accordance with the Plan and the delivery of the underlying Stock to Stephens (free of any legend or statement restricting its transferability to a buyer) upon receipt of (i) a completed and signed stock option exercise form, and (ii) payment for the exercise price of the Options (with Stock, such Stock shall be valued as of the date of exercise) and, if applicable, any employee tax liabilities associated with such exercise.

4.)Company represents that (check the applicable box):

◻	No tax liabilities of Stauffer will be due to the Company in connection with the exercise of the Options.

⌧	Tax liabilities of Stauffer must be paid to the Company in connection with the exercise of the Options.

If tax liabilities of Stauffer will be due to the Company in connection with the exercise of the Options, the Company shall, no later than one business day after request, calculate the amount of tax liabilities due upon such exercise and provide such information to Stephens by email to David Phillips at   dphillips@stephens.com.

Exhibit 99.1

5.)

Upon receipt by Company of a completed exercise notice and payment (as described in Section 3.) above) from Stephens of the amounts due in connection with such exercise, Company will deliver, within two business days after the option exercise, book entry shares to Pershing LLC’s DTC account (DTC #443) via DTCC's Direct Withdrawal At Custodian (DWAC) functionality. Any questions may be directed to  Pam  Mills, Stephens Inc. Retail Control Supervisor, 501-377-2207. The shares so delivered will  not be encumbered or restricted in any manner, and will be fully paid and non-assessable.

6.)

During the Sale Periods set forth in the Plan, Company  agrees to provide notice as soon  as practicable to Stephens (i) in the event that the Plan becomes inconsistent with Company's insider trading policies, (ii) if the Company becomes aware of legal, contractual or regulatory restrictions applicable to Stauffer or Stauffer's affiliates that would prohibit any sale pursuant to the Plan (such notice merely stating that there is a restriction applicable to Stauffer without specifying the reasons for such restriction), or (iii) except to the extent expiration dates are already stated in Section 9 of the Plan, upon the occurrence of any forfeiture, expiration, or other event or condition which would cause Stauffer to be unable to exercise any Options in accordance with the Plan. In any event, Company shall not communicate any material nonpublic information about Company or its securities to Stephens with respect to the Plan.

The foregoing notice shall be provided by email to David Phillips at dphillips@stephens.com and shall indicate the anticipated duration of the restriction but shall not include any other information about the nature of the restriction or its applicability to Stauffer. Any such notice is provided under the express condition that Stephens shall (i) maintain such information in confidence, (ii) share it only with those persons who reasonably need to know the information in the execution  and administration of the Plan, and (iii) use any information concerning or contained in such notice (including existence of the notice) for no purpose other than the execution and administration of the Plan; provided, however, nothing in this paragraph shall prohibit Stephens or its attorney from responding to any inquiry from the Securities and Exchange Commission, or other legal or regulatory authority regarding such notice or its underlying facts and circumstances.

7.)	The Company's obligations set forth herein constitute its legal, valid and binding obligations enforceable against it in accordance with their terms.

Date: December 14, 2020

Orion Group Holdings, Inc.

By: /s/ Peter R. Buchler

Name: Peter R. Buchler

Title: Executive Vice President & General Counsel